UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2011

BIOMET, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Indiana	001-15601	35-1418342
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

56 East Bell Drive

Warsaw, Indiana 46582

(Address of Principal Executive Offices, Including Zip Code)

(574) 267-6639

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 10, 2011, the Board of Directors and stockholders of the Company’s parent company, LVB Acquisition, Inc. (“Parent”), adopted and approved the LVB Acquisition, Inc. Restricted Stock Unit Plan (the “Plan”).

The purpose of the Plan to is to provide executives and certain key employees with the opportunity to receive stock-based performance incentives to retain qualified individuals and to align their interests with the interests of the Parent’s stockholders. The maximum number of shares of common stock, par value $0.01 per share, of Parent that may be issued under the Plan is 4,000,000, subject to adjustment as described in the Plan. Under the terms of the Plan, the Compensation Committee of the Board of Directors of Parent may grant participants restricted stock units, each of which represents the right to receive one share of common stock, subject to certain vesting restrictions and risk of forfeiture.

The Plan includes a form Restricted Stock Unit Grant Agreement (the “RSU Grant Agreement”) pursuant to which the Compensation Committee of Parent may award grants of restricted stock units pursuant to the Plan. Under the terms of the RSU Grant Agreement, the number of restricted stock units that vest and become non-forfeitable at any given point in time are equal to the lesser of (i) the number of restricted stock units that have become eligible to vest pursuant to certain time-vesting conditions—generally 25% of the restricted stock units become eligible to vest each year, beginning on May 31, 2012, and (ii) the number of restricted stock units that become eligible to vest upon the occurrence of certain liquidity events.

In the event of a liquidity event that results from the sale of the shares of common stock of Parent held by LVB Acquisition Holding, LLC (“Holding”), the Parent’s majority stockholder and an entity controlled by a consortium of private equity funds affiliated with The Blackstone Group, Goldman Sachs & Co., Kohlberg Kravis Roberts & Co. and TPG Capital, the number of restricted stock units that will become eligible to vest for any participant will equal the product of (a) the total number of restricted stock units held by such participant and (b) a fraction, the numerator of which equals the number of shares of common stock of Parent held by Holding sold in such liquidity event and the denominator of which equals the total number of shares of common stock of Parent held by Holding prior to the sale. In the event of a liquidity event that results from either the sale or other disposition of the assets of Parent or other corporate transaction in which Holding receives distributions of cash, the number of restricted stock units that will become eligible to vest will equal the product of (a) the total number of restricted stock units held by such participant and (b) a fraction, the numerator of which equals the total amount of cash received by Holding in respect of such liquidity event and the denominator of which equals Holding’s aggregate cost basis in its shares of common stock of Parent as determined in good faith by the Board of Directors of Parent. In any event, each participant must continue to be employed by the Company on the date of any such liquidity event in order for such participant’s restricted stock units to be eligible to vest as described above. Any outstanding restricted stock units which have not become eligible to vest as of May 31, 2016 as a result of the liquidity event conditions described above will be deemed to have become eligible to vest as of such date so long as the participant continues to be employed by the Company as of such date.

In the event a participant’s employment is terminated by the Company without cause or by the participant for good reason (each as defined in the Plan), during the two-year period following a change in control of Parent, then all outstanding unvested restricted stock units granted to such participant will become vested as of the date of such termination.

The foregoing description of the Plan and RSU Grant Agreement is not complete and is qualified in its entirety by reference to the full text of such documents, which are filed hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

In connection with the adoption of the Plan, the Compensation Committee of Parent has approved the grant of restricted stock units to certain participants, including the Company’s named executive officers in the following amounts:

Number of Restricted Stock Units
Jeffrey R. Binder, President and Chief Executive Officer	850,000
Daniel P. Florin, Senior Vice President and Chief Financial Officer	175,000
Jon C. Serbousek, Senior Vice President and President of Biomet Orthopedics, LLC	175,000
Maggie Anderson, Senior Vice President and President of Biomet 3i, LLC	160,000
Glen Kashuba, Senior Vice President and President of Biomet Spine & Bone Healing Technologies	125,000

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	LVB Acquisition, Inc. Restricted Stock Unit Plan

10.2	LVB Acquisition, Inc. Form Restricted Stock Unit Grant Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 15, 2011

BIOMET, INC.

/s/ Bradley J. Tandy
By:	Bradley J. Tandy
Its:	Senior Vice President, General Counsel and Secretary

EXHIBITS

Exhibit No.	Description

10.1	LVB Acquisition, Inc. Restricted Stock Unit Plan

10.2	LVB Acquisition, Inc. Form Restricted Stock Unit Grant Agreement